                              SUBADVISORY AGREEMENT

      AGREEMENT amended and restated this 17th day of October, 2005, between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the "Adviser"), and Grantham, Mayo, Van Otterloo & Co. LLC, a Massachusetts limited liability company (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.    APPOINTMENT OF SUBADVISER

      The Subadviser undertakes to act as investment subadviser to, and, subject to the supervision of the Trustees of John Hancock Trust (the "Trust") and the terms of this Agreement, to manage the investment and reinvestment of the assets of the Portfolios specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Subadviser from time to time (the "Portfolios"). The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way except as expressly authorized in this Agreement or another writing by the Trust and Adviser.

2.    SERVICES TO BE RENDERED BY THE SUBADVISER TO THE TRUST

a. Subject always to the direction and control of the Trustees of the Trust, the Subadviser will manage the investments and determine the composition of the assets of the Portfolios in accordance with the Portfolios' registration statement, as amended, copies of which the Adviser will provide promptly to the Subadviser. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Portfolios, the Subadviser will:

      i. obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Portfolios or are under consideration for inclusion in the Portfolios;

      ii. formulate and implement a continuous investment program for each Portfolio consistent with the investment objectives and related investment policies for each such Portfolio as described in the Trust's registration statement, as amended;

      iii. take whatever steps are necessary to implement these investment programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

      iv. regularly report to the Trustees of the Trust with respect to the implementation of these investment programs; and

      v. provide assistance to the Trust's Custodian regarding the fair value of securities held by the Portfolios for which market quotations are not readily available.

b. The Subadviser, at its expense, will furnish all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully, and

      (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolios (excluding determination of net asset value and shareholder accounting services).

c. The Subadviser will select brokers and dealers to effect all transactions subject to the following conditions: The Subadviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Subadviser is directed at all times to seek to execute brokerage transactions for the Portfolios in accordance with such policies or practices as may be established by the Trustees and described in the Trust's registration statement as amended. The Subadviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Subadviser's overall responsibilities with respect to accounts managed by the Subadviser. The Subadviser may use for the benefit of the Subadviser's other clients, or make available to companies affiliated with the Subadviser or to its directors for the benefit of its clients, any such brokerage and research services that the Subadviser obtains from brokers or dealers.

d. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Subadviser, the Subadviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

e. The Subadviser will maintain all accounts, books and records with respect to the Portfolios as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act of 1940 (the "Investment Company Act") and Investment Advisers Act of 1940 (the "Investment Advisers Act") and the rules thereunder.

f. The Subadviser shall vote all proxies received in connection with securities held by the Portfolios. The Adviser agrees and acknowledges that the Subadviser shall not be obligated to take any action with respect to any class action proceedings or other legal action concerning securities held by the Portfolios, except to forward to the Adviser in a timely fashion any notice of such an action that the Subadviser may receive.

g. The Subadviser will provide such access to the Subadviser's chief compliance officer and such compliance-related information concerning the Subadviser's services to the Portfolios under this Agreement as may reasonably be requested by the chief compliance officer of the Adviser or of the Trust, as the case may be.

3.    COMPENSATION OF SUBADVISER

      The Adviser will pay the Subadviser with respect to each Portfolio the compensation specified in Appendix A to this Agreement.

4.    LIABILITY OF SUBADVISER

      Neither the Subadviser nor any of its directors, members, officers or employees shall be liable to the Adviser or the Trust for any error of judgment or mistake of law or for any loss suffered by the Adviser or Trust in connection with the matters to which this Agreement relates except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the reckless disregard of, the duties of the Subadviser.

5.    CONFLICTS OF INTEREST

      It is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Subadviser as trustees, officers, partners, members or otherwise; that employees, agents and members of the Subadviser are or may be interested in the Trust as trustees, officers, shareholders or otherwise; that the Subadviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the operating agreement of the Subadviser, respectively, or by specific provision of applicable law.

6.    REGULATION

      The Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

7.    DURATION AND TERMINATION OF AGREEMENT

      This Agreement shall become effective with respect to each Portfolio upon its execution (the "Effective Date"). The Agreement will continue in effect with respect to each Portfolio for a period of five years from the Effective Date, subject to automatic earlier termination unless any continuance following the second anniversary of the Effective Date is specifically approved at least annually either by the Trustees of the Trust or by a majority of the outstanding voting securities of such Portfolio, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company
Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The Agreement may continue in effect with respect to each Portfolio following the fifth anniversary of the Effective Date only so long as such continuance is approved in accordance with applicable law. Any required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement or (b) all the portfolios of the Trust.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Portfolio by the vote of a majority of the outstanding voting securities of such Portfolio, on sixty days' written notice to the Adviser and the Subadviser, or by the Adviser or Subadviser on sixty days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company
Act) or in the event the Advisory Agreement between the Adviser and the Trust terminates for any reason.

8.    PROVISION OF CERTAIN INFORMATION BY SUBADVISER

      The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

a. the Subadviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b. the Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c. any change in actual control or management of the Subadviser, or any change in the person(s) primarily responsible for the day-to-day management of a Portfolio.

9.    SERVICES TO OTHER CLIENTS

      The Adviser understands, and has advised the Trust's Board of Trustees, that the Subadviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts and as investment adviser or subadviser to other investment companies. Further, the Adviser understands, and has advised the Trust's Board of Trustees that the Subadviser and its affiliates may give advice and take action for its accounts, including investment companies, which differs from advice given on the timing or nature of action taken for the Portfolio. The Subadviser is not obligated to initiate transactions for a Portfolio in any security which the Subadviser, its partners, members, affiliates or employees may purchase or sell for their own accounts or other clients.

10.   CONSULTATION WITH SUBADVISERS TO OTHER TRUST PORTFOLIOS

      In order to allow the Trust and the parties hereto to take advantage of the safe harbor under Rule 17a-10 under the Investment Company Act of 1940, the Subadviser is prohibited from consulting with the entities listed below concerning transactions for a Portfolio in securities or other assets:

      1.    other subadvisers to a Portfolio

      2.    other subadvisers to a Trust portfolio

      3. other subadvisers to a portfolio under common control with the Portfolio

11.   AMENDMENTS TO THE AGREEMENT

      This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of the Trust and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all the portfolios of the Trust.

12.   HEADINGS

      The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

13.   NOTICES

      All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

14.   SEVERABILITY

      Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

15.   GOVERNING LAW

      The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

16.   LIMITATION OF LIABILITY

      The Agreement and Declaration of Trust dated September 28, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name "John Hancock Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or any portfolio thereof, but only the assets belonging to the Trust, or to the particular Portfolio with respect to which such obligation or claim arose, shall be liable.

17.   CONFIDENTIALITY OF TRUST PORTFOLIO HOLDINGS

      The Subadviser agrees to treat Trust portfolio holdings as confidential information in accordance with the Trust's "Policy Regarding Disclosure of Portfolio Holdings," as such policy may be amended from time to time and as provided by the Adviser to the Subadviser, and to establish and maintain policies and procedures reasonably designed prohibit its employees from trading on any such confidential information.

                            [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                               JOHN HANCOCK INVESTMENT MANAGEMENT
                               SERVICES, LLC

                               By:   John Hancock Life Insurance Company
                                     (U.S.A.), Managing Member

                               By:
                                     ------------------------------------------
                                       John D. DesPrez III
                                       Chairman

                               GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                               By:
                                     ------------------------------------------
                                       Name:
                                       Title:

Accepted and agreed to as of the date first mentioned above:

JOHN HANCOCK TRUST,
On behalf of the Portfolios

By:
     -------------------------------------
      Name:
      Title:

                                   APPENDIX A

      The Subadviser shall serve as investment subadviser for the following Portfolios of the Trust. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement, the fee computed separately for each such Portfolio as indicated below.

      1. For purposes of calculating the fee to be paid to the Subadviser under this Agreement:

            "Portfolio Assets" shall mean the net assets of a given Portfolio managed by the Subadviser for which the fee is being calculated;

            "Other Assets" shall mean, with respect to a Portfolio, the net assets of the portion of assets managed by the Subadviser of the Accounts listed below as corresponding to such Portfolio;

            "Combined Assets" shall mean the sum of Portfolio Assets and Other Assets; and

            "Daily Portfolio Net Assets" shall mean the net asset value of the Portfolio Assets as of the end of each day.

            "Daily Combined Net Assets" shall mean the net asset value of the Combined Assets as of the end of each day.

      2. The Subadviser's fee shall be calculated and accrued daily based upon the Daily Portfolio Net Assets and the sum of the daily fee accruals shall be paid monthly in arrears (within 10 days of receipt by the Adviser of an invoice from the Subadviser). The fee accrued each calendar day shall be calculated by applying the Applicable Rate, as determined in accordance with Item 4 below, to the Daily Portfolio Net Assets, and dividing by 365 (366 in a leap year).

      3. The following table shall be used to determine the Other Assets that correspond to each Portfolio:

    NAME OF PORTFOLIO                                NAMES OF ACCOUNTS USED TO CALCULATE "OTHER ASSETS"
--------------------------                   ------------------------------------------------------------------
Growth Opportunities Trust                   John Hancock Growth Opportunities Fund, a series of John
                                             Hancock Funds III;

                                             Growth Opportunities Fund, a series of John Hancock Funds II

Intrinsic Value Trust                        John Hancock Intrinsic Value Fund, a series of John Hancock Funds
                                             III;

                                             Intrinsic Value Fund, a series of John Hancock Funds II

U.S. Multi Sector Trust                      John Hancock U.S. Multi Sector Fund, a series of John Hancock
                                             Funds II;

   NAME OF PORTFOLIO                                  NAMES OF ACCOUNTS USED TO CALCULATE "OTHER ASSETS"
--------------------------                   ----------------------------------------------------------------------
Growth Trust                                 Growth Fund, a series of John Hancock Funds III

                                             Growth Fund, a series of John Hancock Funds II

Managed Trust                                Growth & Income Trust, a series of John Hancock Trust;

                                             U.S. Core Fund, a series of John Hancock Funds III

                                             U.S. Core Fund, a series of John Hancock Funds II

                                             that portion of the net assets of the Managed Fund, a series of John
                                             Hancock Funds II, that is managed by the Subadviser

Growth & Income Trust                        U.S. Core Fund, a series of John Hancock Funds III;

                                             U.S. Core Fund, a series of John Hancock Funds II;

                                             that portion of the net assets of the Managed Trust, a series of John
                                             Hancock Trust, that is managed by the Subadviser

                                             that portion of the net assets of the Managed Fund, a series of John
                                             Hancock Funds II, that is managed by the Subadviser

International Growth Trust                   International Growth Fund, a series of John Hancock Funds III;

                                             International Growth Fund, a series of John Hancock Funds II

International Stock Trust                    International Core Fund, a series of John Hancock Funds II;

                                             International Core Fund, a series of John Hancock Funds III

Value Opportunities Trust                    Value Opportunities Fund, a series of John Hancock Funds II;

                                             Value Opportunities Fund, a series of John Hancock Funds III

      4. The following fee schedule shall be used to determine the Applicable Rate used in calculating the fee to be paid to the Subadviser under this Agreement with respect to each Portfolio, in each case (unless otherwise noted) based on the Daily Combined Net Assets as indicated.

                                                      SECOND
                                                     TRANCHE:       THIRD TRANCHE:
                                                      DAILY            DAILY
                                FIRST TRANCHE:     COMBINED NET      COMBINED NET      FOURTH TRANCHE:
                                    DAILY            ASSETS IN         ASSETS IN            DAILY
                                 COMBINED NET        EXCESS OF         EXCESS OF         COMBINED NET
                                    ASSETS         $500,000,000     $1,000,000,000        ASSETS IN
                                    UP TO           AND UP TO         AND UP TO           EXCESS OF
    NAME OF PORTFOLIO            $500,000,000    $1,000,000,000     $2,500,000,000     $2,500,000,000
--------------------------      -------------    --------------     ---------------    --------------
Growth Opportunities Trust          0.350%           0.330%             0.320%              0.310%

Value Opportunities Trust           0.350%           0.330%             0.320%              0.310%

Intrinsic Value Trust               0.330%           0.310%             0.300%              0.290%

U.S. Multi Sector Trust             0.330%           0.310%             0.300%              0.290%

Growth Trust                        0.350%           0.330%             0.320%              0.310%

Managed Trust*                      0.330%           0.310%             0.300%              0.290%

Growth & Income Trust**             0.330%           0.310%             0.300%              0.290%

* Such portion of the assets of the Portfolio as shall be allocated to the Subadviser by the Adviser from time to time.

** Calculations set forth above for Growth & Income Trust are effective only upon approval of shareholders of an increase in the advisory fee at a meeting currently scheduled for October 17, 2005 (or any adjournment thereof). Prior to such approval, the Applicable Rate will be calculated solely on the basis of Daily Portfolio Net Assets, without regard to Other Assets or Combined Assets, as follows: 0.250% for the first $500 million of Daily Portfolio Net Assets; 0.200% for the Daily Portfolio Net Assets between $500 million and $1 billion; and 0.150% for all Daily Portfolio Net Assets over $1 billion.

                                                 SECOND TRANCHE:
                                                  DAILY COMBINED
                                FIRST TRANCHE:    NET ASSETS IN     THIRD TRANCHE:
                                DAILY COMBINED      EXCESS OF       DAILY COMBINED
                                  NET ASSETS      $100,000,000      NET ASSETS IN
                                    UP TO           AND UP TO         EXCESS OF
    NAME OF PORTFOLIO            $100,000,000     $1,000,000,000    $1,000,000,000
--------------------------      -------------    ---------------    --------------
International Growth Trust          0.470%            0.445%            0.430%

International Stock Trust           0.470%            0.445%            0.430%

Unless otherwise indicated above, the "Applicable Rate" is equal to (a) the sum of the products of the percentage and the dollar amount of the portion of Daily Combined Net Assets in each respective tranche, divided by (b) the total amount of Daily Combined Net Assets. For example, using the first Portfolio above, Growth Opportunities Trust, if Daily Combined Net Assets were $3,000,000,000, the Applicable Rate would be (($500,000,000 * 0.350%) + ($500,000,000 * 0.330%)
+ ($1,500,000,000 * 0.320%) + ($500,000,000 * 0.310%)) / $3,000,000,000 = ($175m
+ $165m + $480m + $155m) / $3,000m = 0.325%.